SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006 (May 4, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Private Business, Inc.
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective the May 5, 2006, the charter of the registrant in the State of Tennessee has been amended to reflect a change of name from Private Business, Inc. to Goldleaf Financial Solutions, Inc. A copy of the charter amendment is attached hereto as Exhibit 3.1 and incorporated herein.
Item 8.01. Other Events.
     On May 5, 2006 the registrant issued a press release announcing the change of its name to Goldleaf Financial Solutions, Inc. and a change to its trading symbol to GFSI. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein.
     On May 4, 2006 the registrant held its annual meeting of shareholders, at which three proposals were presented to the shareholders for their approval:
•	Proposal 1 was for the reelection of Class 1 directors Lawrence A. Hough, Robert A. McCabe, Jr., and John D. Schneider, each of whom was reelected at the meeting.

•	Proposal 2 was to approve an amendment to the registrant’s charter to change its name to Goldleaf Financial Solutions, Inc., which proposal was approved at the meeting.

•	Proposal 3 was to approve an amendment to the registrant’s charter for a one for five, one for six, or one for seven reverse stock split, only one of which, if any, is to be effected as finally approved by the registrant’s board of directors. This proposal was approved at the meeting.
     For more information regarding these proposals, see the definitive proxy materials of the registrant dated April 13, 2006 and April 26, 2006 filed with the SEC, which may be reviewed at the SEC’s website at www.sec.gov. The registrant solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to this solicitation.
     The three proposals described above passed with the following votes:

		Votes
	Votes For	Withheld
Proposal 1
Hough	29,346,616	167,054
McCabe	29,311,389	202,281
Schneider	29,346,616	167,054

		Votes		Broker
	Votes For	Against	Abstentions	non-votes
Proposal 2	29,507,758	568	5,344	—
Proposal 3	26,613,557	2,897,733	2,380	—
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
3.1	Charter Amendment dated May 4, 2006.
99.1	Press Release dated May 5, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: May 10, 2006